                                                              EXHIBIT 10(q)


                                LEASE AGREEMENT

This lease agreement, made and entered into by and between Keypac Leasing, hereinafter referred to as "Lessor" and Credit Concepts L.L.C., hereinafter referred to as "Lessee", WITNESSETH:

     Lessor leases to Lessee an office building commonly known as 2149 Centennial Plaza, Eugene, Oregon 97401. The office space which is the subject of this lease consists of approximately 1,310 square feet.

1. TERM: This lease shall run for a period of three (3) years commencing upon the 1st day of November 1997, and terminating on the 31st day of October, 2000.

2. Purpose: Lessee shall use and occupy the leased premises for the purpose of general office duties and for no other business or purpose without the written consent of Lessor.

3.   Rent:  The Lessee shall pay to Lessor as rent the sum of:

            Year 1  ($1,244.50 per month) (first month free)
            Year 2  ($1,269.39 per month)
            Year 3  ($1,320.16 per month)

     Rent shall be payable on the first day of each month in advance at such place as may be designated by Lessor.

4. Utilities: Utilities used by Lessee shall be paid for by Lessor as follows: Water, Gas, Electricity, Janitor (three times each week), Sewer and Garbage. All other utilities shall be supplied and paid for by Lessee.

5. Possession: Lessee's right to possession and obligations under this lease shall begin on commencement of the term of this lease, or on such other date as the premises are available.

6. Compliance With Law: Lessee agrees to conform with all applicable laws and regulations of a public authority affecting the premises and its use, and to correct at Lessee's own expense any failure of compliance created through Lessee's faults or by reason of Lessee's use. Lessee agrees to comply with any reasonable rules respecting the use of the premises promulgated by Lessor from time to time and communicated to the Lessee in writing, including, but not limited to, rules governing signs and outdoor advertising.

7. Repairs: Lessor shall maintain the outside of the building in good order and repair during the terms of the Lease and shall make all repairs to the building required by any act of God or damage from weather. Lessor's obligation to repair shall not commence until it has received notice from Lessee of any necessary repair. It shall be Lessor's duty to make repairs relating to the interior of the premises, including, but not limited to all glass, doors, (including exterior glass and doors), heat, air conditioning, electrical (including lamps and bulbs) and plumbing unless such repairs are made necessary by Lessee's willful or negligent act. Lessee shall make no improvements, remodeling or redecorating without first obtaining Lessor's written consent, which may not be unreasonably withheld. Lessee may place one sign on the door or outside wall of Lessee's rental space and one sign on the S.W. corner of the building under the existing attorneys sign, size and exact location to be determined with Lessor prior to installation.

8. Parking: Lessor agrees to provide 3 reserved parking spaces and one designated "visitor" which is not to be used for employee parking to serve the leased premises.

9. Assignment and Sublease: No part of the leased premises may be assigned, mortgaged, or subleased, nor may a right of use of any portion of any property be conferred on any third person by any other means, without the prior written consent of Lessor.

10. Insurance: Lessor's insurance obligations are fire and extended coverage on building only. Lessee agrees to provide fire insurance in an amount sufficient to protect the Lessee's improvements, equipment and fixtures on the leased premises. Lessee further covenants to carry sufficient insurance to save Lessor harmless from and to indemnify Lessor for any loss or damages resulting from the Lessee's use of the leased premises or for any use in connection therewith. The coverage shall be $2,000,000 for each occurrence. Lessee shall be responsible for the condition of the leased premises, including any entryway, during the term of this lease, and any damage or injury to property or persons resulting from the condition of the premises or the activities of the Lessee or its agents, employees, guests, business invitee, or independent contractors thereon, and Lessee agrees to indemnify Lessor against any loss therefrom. Certificates evidencing such insurance and bearing endorsements requiring ten (10) days written notice to Lessor prior to any change or cancellation shall be furnished to Lessor prior to Lessee's occupancy of the property. There shall be no other insurance obligations required by Lessor.

11. Waiver of Subrogation: Lessor and Lessee waive any and all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible fire and extended coverage insurance policies to the extent of any recovery collectible under such insurance. Each party hereto agrees to notify its fire and extended coverage insurance companies of the conditions of this agreement and have its insurance policies properly endorsed, if necessary, so that insurance coverage will not be invalidated by reason of the above waiver, and when necessary, to obtain a certificate acknowledging waver of subrogation rights by respective insurance carriers.

12. Damage or Destruction of Premises: If the leased premises are partly damaged (less than 50%) not usable by Lessee), and if the damages are caused by a risk which would be covered by insurance required to be obtained by Lessor, repairs shall be at the expense of the Lessor, whether or not the damage occurred as a result or fault on the part of the Lessee. If the damage occurred from a peril which would not be covered by insurance required of Lessor, repairs shall be at the expense of the Lessor unless the damage was the result of fault by Lessee, his licenses, or invitees, in which case, Lessee shall have the obligation and burden of repair. Rent shall be abated to the extent the premises are untenable subsequent to damage and during the period of repair except where damage occurs because of the fault of Lessee. If the leased premises are destroyed or damaged by and act of God, by fire or other casualty to the extent that premises become at least 50% not usable for Lessee's purposes, either party may terminate this Lease upon written notice of such decision to the other party with Fifteen (15) days following destruction or damage. If neither party decided to terminate the Lease, Lessor shall repair and reconstruct the premises with due diligence and this Lease shall continue in full force and effect except the Lessee shall be entitled to a reduction of rent from the date of the destruction or damage until the repair or reconstruction is completed in an amount proportionate to whatever extent damage or destruction and making of repairs interferes with Lessee's occupancy. Rent shall not be abated from the date of damage when the damage occurred because of fault by Lessee and Lessor elects to rebuild.

13. Liens: Except with respect to activities for which the Lessor is responsible, the Lessee shall pay as due all claims for work done on or for services rendered or material furnished to the leased premises and shall keep the premises free from any liens.

14. Default: If the rent reserved by the Lease or any part thereof shall be in default ten (10) days after payment is due, or if Lessee shall fail to perform any other obligation created hereunder, or if Lessee shall be adjudged a bankruptcy or insolvent by any court, or if a receiver or trustee in bankruptcy or a receiver of the property of the Lessee shall be appointed in any suit or proceeding brought by or against Lessee, or if Lessee shall make an assignment for the benefit of creditors, or if an execution shall be issued against Lessee, or if this Lease shall by operation of law pass to any person other than Lessee, then, and in each and every such case, Lessor may, at any subsequent time, after once notifying Lessee in writing of such default and if such default shall continue for thirty (30) days after written notice thereof by Lessor to Lessee (unless within ten (10) days after such notice Lessee commences and diligently prosecutes the curing of any default other than default in the payment of rent), declare the Lease terminated, re-enter the premises, or any part thereof, with or without legal process, remove Lessee or any other occupant, using such force as may be necessary, and fully repossess said premises. Lessor shall also have the right to collect by summary proceedings or otherwise any overdue rent, and the further right, at any time, to collect and receive commencement of suit, or any final judgment of the premises. If the property is abandoned by Lessee, termination shall be automatic without notice. If the Lease is terminated for any reason, Lessee's liability to Lessor for damages shall survive such termination. The rights and the obligations of the parties in the event of termination shall be as follows:

     a. Lessee shall vacate the property immediately, remove any property of Lessee including any fixtures which Lessee is required to remove at the end of the Lease term, provided however, Lessee hereby expressly grants to Lessor a lien on any of the Lessee's property located on the premises, including Fixtures, for any overdue rent, or other damages, for which the Lessee is liable as of the date of termination of the Lease. Lessee also agrees to perform a cleanup, alteration or any other work required to leave the property in the required condition at the end of the term and the deliver all keys to the Lessor. Lessee shall remove all of Lessee's fixtures requested by Lessor, but in no event shall Lessee's fixtures be removed without Lessor's written consent. All interior walls and partitions constructed by Lessee shall become the property of Lessor and shall not be removed.

     b. In the event of termination, Lessor shall be entitled to recover immediately without waiting to the due date for any future rent or until the date fixed for expiration of the Lease term, the following amounts as damages:

          1. Any excess of (a) the value of all of Lessee's obligations under this Lease, including the obligation to pay rent, from the date of default until the end of the term, over (b) the reasonable rental value of the property for the same period figured as the date of default, the net result to be discounted to the date of default at a reasonable rate not exceeding 4% per annum.

          2. The reasonable costs of reentry and reletting including without limitation the costs of any cleanup, refurbishing, removal of Lessee's property and fixtures, or any other expenses occasioned by Lessee's failure to quit the premises upon termination and to leave them in the required condition, any remodeling costs, attorney's fees, court costs, broker commissions and advertising costs.

          3. The loss of reasonable rental value from the date of default until a new tenant has been secured.

          4. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Lessor under applicable law.

15. Condition of Premises: At the expiration of the Lease term, Lessee shall surrender the leased property in as good condition as it was at the beginning of the term, reasonable use and wear and damage by the elements excepted.

16. Waiver: Waiver by Lessor of strict performance of any provision of this Lease shall not be a waiver of or prejudice to the Lessor's right to require strict performance of the same provision in the future or of any other provision.

17. Attorney's Fees: If suit or action is instituted in connection with any controversy arising out of this Lease, the prevailing party shall be entitled to recover in addition to costs such sum as the court may adjudge reasonable as attorney's fees, including attorney's fees for any appeals herein.

18. Representations: The Lessee acknowledges that this Lease is accepted and executed on the basis of the Lessee's own examination and personal knowledge of the value and condition of the premises; that no representation as to the value, condition or repair of said premises has been made by Lessor or Lessor's agents.

19. Notice: Any notice required or permitted under this Lease shall be given when actually delivered or when deposited in the United States mail as Certified Mail addressed as follows:

          To Lessor:     Bill Proulx
                         3430 Chevy Chase

                         Eugene, Oregon  97401
          To Lessee:     Credit Concepts L.L.C.
                         2149 Centennial Plaza
                         Eugene, Oregon  97401

or to such other address as may be specified from time to time by either of the parties in writing.

20. Holding Over: Any holding over after the expiration of the term of this Lease, with consent of Lessor, shall be construed to be a tenancy from month to month upon the terms, covenants and conditions in effect prior to such holding over and terminable by either party giving to the other party thirty (30) days notice of the termination of the tenancy.

21. Improvements: Lessor to replace existing carpet, construct a wall and rear exit door and install a new relight as diagrammed in option "B" (see attached). Lessee to install signage and mail slot.

22. Options to Renew: Lessee shall have the option of renewing this Lease for an additional five (5) year period on the same terms and conditions except as to rent, providing that the lease is not in default at the time the option is exercised. Future rent shall be set at the discretion of the Lessor. In the event Lessee desires to renew this Lease, Lessee must give Lessor notice of intent to renew not more than one year nor less than six months prior to the expiration of the original term of this Lease. (see Exhibit A, Addendum to Options)

23. Deposit: A check in the amount of $2,489.00 is due with the signing of this lease of which $1,244.50 is used as the second months rent and the remaining $1,244.50 is to be used as a security deposit.

In Witness Whereof, the parties hereto have executed this instrument this 14th day of October, 1997.

Lessor:   /s/ Bill Proulx           for Keypac Leasing
          ----------------------

Lessee:   /s/ Thomas W. Palmer      for Credit Concepts L.L.C.
          ----------------------

                                  EXHIBIT "A"

                         Addendum to "Options to Renew"


Lessor to notify lessee of proposed rent schedule for the five year renewal period within 10 days of the lessee's written notification of intent to renew the lease. Lessee shall have the sole right to accept or reject the lessor's proposed rent schedule. In the event the lessee rejects the proposed rent schooled, the notification to renew the lease shall be considered null and void.

Lessor:   /s/ Bill Proulx                for Keypac Leasing
          ------------------------------


Lessee:   /s/ Thomas W. Palmer           for Credit Concepts L.L.C.
          ------------------------------

                                LIMITED GUARANTY

This Agreement made and entered into this 14th day of October 1997, by and between Keypac Leasing, as Landlord by and between Keypac Leasing, as Landlord by and between Eugene C. Albert & Thomas W. Palmer, hereinafter referred to as "Guarantors" which agreement is set forth below as follows:

IN consideration for the Landlord's agreement to lease a certain portion of real property described in the lease attached hereto and by reference incorporated herein, to Credit Concepts L.L.C., the undersigned as Guarantors hereby agree to enter into this Guarantee Agreement.

The undersigned Guarantors hereby jointly and severally agree to guarantee to the Landlord, that Credit Concepts L.L.C. will pay to the Landlord all sums required of Credit Concepts L.L.C. under the terms of the Lease Agreement. In the event Credit Concepts L.L.C. fails to pay any sum due and owing to the Landlord the Guarantors jointly and severally agree to pay all sums due within thirty days notice thereof.

IN the event Credit Concepts L.L.C. fails to comply with any of the terms and conditions of the lease agreement, then, the owner shall provide to the Guarantors written notice of such breach and provide to the Guarantors 30 days to remedy such breach prior to commencing any action on this Guaranty Agreement. In the event the Guarantors fail to remedy such default within the 30 day notice, then, in such event, the Landlord shall be entitled to commence an action on this guarantee agreement for all sums due and owing.

Landlord                      Guarantors


/s/ Bill Proulx               /s/ Eugene C. Albert
-------------------------     ----------------------------
Bill Proulx                   Eugene C. Albert
Keypac Leasing

                              /s/  Thomas W. Palmer
                              ----------------------------
                              Thomas W. Palmer